UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2014

Golden State Petroleum Transport Corporation
(Exact name of registrant as specified in its charter)
Delaware	333-26227	13-3927016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

4th Floor Par-la-Ville Place 14 Par-la-Ville Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (441) 295-6935

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                          Completion of Acquisition or Disposition of Assets

On October 20, 2014 Golden State Petro (IOM I-A) PLC, an affiliate of Golden State Petroleum Transport Corporation, completed the sale of the vessel m.t. Ulriken to Yinson Production (West Africa) Pte. Ltd., an unrelated third party, for net proceeds of $26,250,000.

Item 9.01.                          Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Announcement of Sale of VLCC Ulriken, dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
(Registrant)

Dated: October 22, 2014	By:	/s/ Alexandra Kate Blankenship
	Name:	Alexandra Kate Blankenship
	Title:	Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Announcement of Sale of VLCC Ulriken, dated October 22, 2014

EXHIBIT 99.1

Golden State Petroleum Transport Corporation Announces Sale of Vessel

October 22, 2014 — Golden State Petroleum Transport Corporation (the "Company"), a Delaware corporation, announced that its affiliate Golden State Petro (IOM I-A) PLC sold the vessel m.t. Ulriken, which served as collateral for the 8.04% First Preferred Mortgage Notes due 2019 (CUSIP 38121E AJ2/ISIN US38121EAJ29) (the "Notes") issued by the Company, on October 20, 2014.  The sale was made in accordance with the requirements of the indenture (the "Indenture") governing the Notes.  As provided by the Indenture, the net proceeds from the sale, together with other funds held by or on behalf of the trustee under the Indenture for the benefit of noteholders, will be used to mandatorily redeem all remaining outstanding notes 90 days after the sale of the vessel.  The Company expects that the mandatory redemption will take place on or around January 19, 2015.

Advisory: This announcement is for informational purposes only and is not being made in any jurisdiction in which the making of this announcement would violate the laws of such jurisdiction, nor is it an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities.

Forward Looking Statements

This announcement contains forward looking statements.  These statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including the Company's management's examination of historical operating trends.  Although the Company believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.

Important factors that, in the Company's view, could cause actual results to differ materially from those discussed in this announcement include the strength of world economies and currencies, general market conditions including fluctuations in charter hire rates and vessel values, changes in demand in the tanker market as a result of changes in OPEC's petroleum production levels and world wide oil consumption and storage, changes in the Company's operating expenses including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports filed by the Company with the Norwegian over-the-counter market in Oslo.